Exhibit 23.3

CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Pre-Effective Amendment No. 2 to the Registration Statement. In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

New York, New York	/s/ Sidley Austin LLP
June 19, 2006	Sidley Austin LLP